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                                                                     EXHIBIT 4.4

                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of November 16, 2006

                                      AMONG

                     TEXTRON FINANCIAL CANADA FUNDING CORP.,

                          TEXTRON FINANCIAL CORPORATION

                                       AND

                   U.S. BANK NATIONAL ASSOCIATION, as Trustee

                                       TO

                                    INDENTURE

                          Dated as of November 30, 2001

                                     BETWEEN

                     TEXTRON FINANCIAL CANADA FUNDING CORP.,

                          TEXTRON FINANCIAL CORPORATION

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION
                (Successor Trustee to SunTrust Bank), as Trustee

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          FIRST SUPPLEMENTAL INDENTURE, dated as of November 16, 2006, by and among Textron Financial Canada Funding Corp., a Nova Scotia limited liability company (the "Company"), Textron Financial Corporation, a Delaware corporation (the "Guarantor"), and U.S. Bank National Association, a national banking association under the laws of the United States of America and having a corporate trust office in Atlanta, Georgia, as trustee (the "Trustee").

          WHEREAS, the Company, the Guarantor and the Trustee (as successor trustee to SunTrust Bank) have heretofore entered into an Indenture, dated as of November 30, 2001 (the "Indenture") (such term and all other defined terms used herein and not otherwise defined shall have the meanings set forth in the Indenture); and

          WHEREAS, each of the Company and the Guarantor by due corporate action have determined to amend the Indenture by this first supplemental indenture to amend an event of default for all series of securities issued under the Indenture after the date hereof; and

          WHEREAS, Section 4.1 of the Indenture provides, among other things, that the Company and the Guarantor may delete or modify Events of Default for particular series of Securities as contemplated by Section 2.5 of the Indenture; and

          WHEREAS, Section 7.1(f) of the Indenture provides, among other things, that, without the consent of the holders of the Securities, the Company, the Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental to the Indenture, for, among other things, the following purpose: to change or eliminate any provision or to make such other provisions in regard to matters or question arising under the Indenture or under any supplement indenture as the Company or the Guarantor may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Securities at the time Outstanding; and

          WHEREAS, each of the Company and the Guarantor by due corporate action have determined to execute a supplemental indenture in substantially the form of this First Supplemental Indenture, and all things necessary to make this First Supplemental Indenture a valid, binding and legal agreement have been done and performed;

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises, and of other valuable considerations the receipt whereof is hereby acknowledged, the Company and the Guarantor each covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Securities, as follows:


                                       -2-

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                                    ARTICLE I

                           Amendment of the Indenture

          Section 1.1 Amendment. Section 4.1(d) of the Indenture is hereby amended to read in its entirety as follows:

     "(d)(i) with respect to any Securities issued prior to November 16, 2006, if any Event of Default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Issuer or the Guarantor for money borrowed, whether such indebtedness now exists or shall hereafter be created, shall occur and shall result in such indebtedness in principal amount in excess of $50,000,000 (or the equivalent thereof in foreign or composite currencies) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after written notice thereof shall have been given to the Issuer or the Guarantor, as the case may be, by the holders of at least 25% in aggregate principal amount of Securities of such series then outstanding;

     (ii) with respect to any Securities issued on or after November 16, 2006, if any Event of Default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Issuer or the Guarantor for money borrowed, whether such indebtedness now exists or shall hereafter be created, shall occur and shall result in such indebtedness in principal amount in excess of $100,000,000 (or the equivalent thereof in foreign or composite currencies) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after written notice thereof shall have been given to the Issuer or the Guarantor, as the case may be, by the holders of at least 25% in aggregate principal amount of Securities of such series then outstanding;".

                                   ARTICLE II

                                  Miscellaneous

          Section 2.1 Trustee's Acceptance. The Trustee accepts the provisions of this First Supplemental Indenture upon the terms and conditions set forth in the Indenture; provided, however, that the foregoing acceptance shall not make the Trustee responsible in any manner whatsoever for the correctness of recitals or statements by other parties herein and the Trustee shall not be responsible or accountable in any manner for, or with respect to, the validity or sufficiency of this First Supplemental Indenture or of the Securities.


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          Section 2.2 Indenture to Remain in Full Force and Effect. Except as
hereby expressly provided, the Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed and all its terms, provisions and conditions shall be and remain in full force and effect.

          Section 2.3 Rights, Etc. of Trustee. All recitals in this First Supplemental Indenture are made by the Company and Guarantor only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

          Section 2.4 Provisions Binding on Successors. All the covenants, stipulations, promises and agreements in this First Supplemental Indenture made by the Company and the Guarantor shall bind its respective successors and assigns whether so expressed or not.

          Section 2.5 New York Contract. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to principles of conflicts of laws.

          Section 2.6 Titles, Headings, Etc. The titles and headings of the articles and sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 2.7 Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.


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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        TEXTRON FINANCIAL CANADA FUNDING CORP.


                                        By: /s/ Christopher P. Sharp
                                            ------------------------------------
                                        Name: Christopher P. Sharp
                                        Title: President


                                        TEXTRON FINANCIAL CORPORATION


                                        By: /s/ Brian F. Lynn
                                            ------------------------------------
                                        Name: Brian F. Lynn
                                        Title: Senior Vice President and
                                               Treasurer


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                        Successor Trustee to SunTrust Bank


                                        By: /s/ Jack Ellerin
                                            ------------------------------------
                                        Name: Jack Ellerin
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------